Exhibit 99.1

West Corporation 11808 Miracle Hills Drive Omaha, NE 68154	AT THE COMPANY: David Pleiss Investor Relations (402) 963-1500 dmpleiss@west.com
West Corporation Reports Third Quarter 2007 Results
OMAHA, NE, October 17, 2007 — West Corporation, a leading provider of outsourced communication solutions, today announced its third quarter 2007 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	Percent Change	2007	2006	Percent Change

Revenue	$531.1	$473.2	12.2%	$1,559.9	$1,359.7	14.7%
Adjusted EBITDA[1]	$149.3	$127.4	17.2%	$441.6	$360.4	22.5%
Adjusted EBITDA Margin	28.1%	26.9%		28.3%	26.5%
Cash Flow from Operations	$55.3	$70.2	-21.2%	$182.5	$225.5	-19.1%
“We are pleased with this quarter’s results and the ongoing integration of our recent acquisitions,” said Thomas B. Barker, Chief Executive Officer of West Corporation.
Consolidated Operating Results
For the third quarter ended September 30, 2007, revenues were $531.1 million compared to $473.2 million for the same quarter last year, an increase of 12.2 percent. Revenue

[1]	See Reconciliation of Financial Measures below.

from acquired entities2 accounted for $33.9 million of the $57.9 million increase during the third quarter and $134.8 million of the $200.2 million year-to-date increase. During the quarter, the Company recorded $8.8 million of goodwill amortization to write-off its investment in Vertical Alliance, a ticketing company. This resulted in a 320 basis point reduction in the Communication Services segment third quarter operating margin and a 170 basis point reduction in consolidated third quarter operating margin. This was offset by a related reduction of income tax valuation reserves and income tax expense of $8.0 million.
Balance Sheet and Liquidity
At September 30, 2007, West Corporation had cash and cash equivalents totaling $112.6 million and working capital of $175.4 million. Third quarter depreciation expense was $25.1 million and amortization expense was $29.2 million. Cash flow from operating activities was $55.3 million and was impacted by interest expense of $88.1 million. Adjusted EBITDA for the third quarter was $149.3 million, or 28.1 percent of revenue. A reconciliation of adjusted EBITDA to cash flow from operating activities is presented in the Reconciliation of Financial Measures below.
“During the quarter, we invested $26.8 million in capital expenditures primarily for equipment and infrastructure,” stated Paul Mendlik, Chief Financial Officer of West Corporation. “The Company also settled the pending litigation with Polygon during the quarter by paying Polygon $48.75 per share, the same amount received in the Recapitalization as all other former public shareholders of West, plus interest at 8.25%, for a total of approximately $183.9 million.”
Conference Call
The Company will hold a conference call to discuss these topics on Thursday, October 18, 2007 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will also be available on the website.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. The Company’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing and accounts receivable management services.

[2]	Acquired entities include InPulse (acquired in October 2006), CenterPost (acquired in February 2007) and TeleVox (acquired in March 2007) in the Communications Services segment and Omnium (acquired May 2007) in the Receivables Management segment.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 37,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.

Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended June 30, 2007. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change

Revenue	$531,098	$473,245	12.2%	$1,559,917	$1,359,661	14.7%
Cost of services	228,309	206,733	10.4%	671,600	604,147	11.2%
Selling, general and administrative expenses	217,213	183,315	18.5%	616,581	524,425	17.6%

Operating income	85,576	83,197	2.9%	271,736	231,089	17.6%
Interest expense	88,135	12,646	596.9%	251,790	29,072	766.1%
Other expense (income), net	(4,820)	(1,185)	306.8%	(12,928)	(3,162)	308.9%

Income before tax	2,261	71,736	-96.8%	32,874	205,179	-84.0%
Income tax expense (benefit)	(3,780)	25,105	-115.1%	7,147	73,110	-90.2%
Minority Interest	4,120	3,710	11.1%	12,275	10,334	18.8%

Net income	$1,921	$42,921	-95.5%	$13,452	$121,735	-88.9%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$273,945	$259,106	5.7%	$810,915	$736,833	10.1%
Conferencing	182,420	156,099	16.9%	542,237	448,816	20.8%
Receivables Management	76,453	59,465	28.6%	211,234	178,641	18.2%
Inter segment eliminations	(1,720)	(1,425)	20.7%	(4,469)	(4,629)	-3.5%

Total	$531,098	$473,245	12.2%	$1,559,917	$1,359,661	14.7%

Operating Income:
Communication Services	$26,556	$29,149	-8.9%	$91,856	$85,321	7.7%
Conferencing	45,402	43,428	4.5%	138,996	113,959	22.0%
Receivables Management	13,618	10,620	28.2%	40,884	31,809	28.5%

Total	$85,576	$83,197	2.9%	$271,736	$231,089	17.6%

Operating Margin:
Communication Services	9.7%	11.2%	-13.4%	11.3%	11.6%	-2.6%
Conferencing	24.9%	27.8%	-10.4%	25.6%	25.4%	0.8%
Receivables Management	17.8%	17.9%	-0.6%	19.4%	17.8%	9.0%

Total	16.1%	17.6%	-8.5%	17.4%	17.0%	2.4%

SELECTED OPERATING DATA ($M):
Share-based compensation expense recognized	0.3	3.8
Cash flow from operations	55.3	70.2
Revolving Line of Credit ending balance	—	665.0
Term loan facility	2,376.4	—
Senior notes	650.0	—
Senior subordinated notes	450.0	—
Condensed Balance Sheets

	September 30,	December 31,	%
	2007	2006	Change

Current assets:
Cash and cash equivalents	$112,595	$214,932	-47.6%
Trust cash	22,802	7,104	221.0%
Accounts receivable, net	309,391	285,087	8.5%
Portfolio receivables, current	64,955	64,651	0.5%
Other current assets	46,470	54,382	-14.5%

Total current assets	556,213	626,156	-11.2%

Net property and equipment	297,218	294,707	0.9%
Portfolio receivables, net	126,625	85,006	49.0%
Goodwill	1,282,434	1,186,375	8.1%
Other assets	510,875	343,612	48.7%

Total assets	$2,773,365	$2,535,856	9.4%

Current liabilities	$380,810	$497,586	-23.5%
Long Term Obligations	3,497,116	3,206,590	9.1%
Other liabilities	84,893	45,279	87.5%

Total liabilities	3,962,819	3,749,455	5.7%

Minority interest	11,998	10,299	16.5%
Class L common stock	997,891	903,656	10.4%

Stockholders’ deficit	(2,199,343)	(2,127,554)	3.4%

Total liabilities and stockholders’ deficit	$2,773,365	$2,535,856	9.4%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use Adjusted EBITDA, which we define as earnings before interest expense, taxes, depreciation and amortization, share based compensation, minority interest, recapitalization transaction costs, after acquisition synergies and excluding unrestricted subsidiaries. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitution for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants. Set forth below is a reconciliation of EBITDA and adjusted EBITDA to cash flow from operations.

Amounts in thousands	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2007	2006	2007	2006

Cash flow from operating activities	$55,314	$70,157	$182,497	$225,501
Income tax expense	(3,781)	25,105	7,147	73,110
Deferred income tax (expense) benefit	3,752	1,593	1,069	(15,887)
Interest expense	88,135	12,646	251,790	29,072
Minority interest in earnings, net of distributions	(1,010)	1,078	(1,295)	4,216
Provision for share based compensation	(322)	(3,808)	(952)	(11,095)
Debt amortization	(3,637)	(218)	(11,045)	(651)
Other	(95)	(223)	336	(359)
Changes in operating assets and liabilities, net of business acquisitions	2,176	10,117	(20,309)	19,782

EBITDA	140,532	116,447	409,238	323,689
Minority interest	4,120	3,710	12,275	10,334
Provision for share based compensation	322	3,808	952	11,095
Recapitalization costs	2,517	625	11,092	5,625
Synthetic lease interest	—	409	—	1,305
Acquisition synergies	810	1,300	5,047	5,200
Vertical Alliance Adjustment	1,009	1,118	2,958	3,175

Adjusted EBITDA	$149,310	$127,417	$441,562	$360,423